Exhibit 10.1

LETTER OF AGREEMENT

This Letter of Agreement (“LOA”) is made and entered into as of this 11th day of July 2013 (“Effective Date”) between Argo Medical Technologies Ltd, an Israeli corporation having its principal place of business at Cohav Yokneam Building, Yokneam Ilit P.O.B 161, Israel 20692 (“Customer”) and Sanmina Corporation and its subsidiaries, (collectively “Sanmina”), a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134.

1. Customer and Sanmina are establishing a business relationship under which Customer may, among other things, have Sanmina procure components, parts, and raw material (collectively “Components”) to manufacture, assemble, test, inspect configure and ship products detailed in documentation provided by Customer to Sanmina from time to time (“Products”) in accordance with Customer’s purchase orders (“Orders”) submitted by Customer from time to time and accepted by Sanmina. The unit prices for the Products (“Prices”) and the related financial liability for the procurement of Components for such Products (“Component Liability”) are as demonstrated in Appendix A hereto, as may be amended in writing by mutual consent of the parties from time to time. This LOA is for the purpose of authorizing Sanmina to begin work immediately in lieu of a fully negotiated manufacturing services agreement (“MSA”). This LOA implies no commitment to enter into a MSA. Both parties acknowledge that the execution of a MSA is contingent upon the mutual consent of the parties, and that should the MSA not be executed, the terms of this LOA shall be the sole governing agreement until terminated by either party. The parties agree that all Orders accepted by Sanmina shall be based on the terms contained in this LOA, unless replaced by a MSA. Customer shall provide Sanmina’s Credit Department upon request a completed credit application. Sanmina shall provide Customer with an initial credit limit, which shall be reviewed (and, if necessary, adjusted) from time to time with periodic financial updates from Customer in order to maintain a credit limit. The credit limit may be reduced upon five (5) days’ prior written notice to Customer. In the event Customer exceeds its credit limit, Sanmina shall have the right to stop shipments of Product and stop loading new Orders and Forecasts until Customer makes a sufficient payment to bring its account within the credit limit provided.

2. Prices are in U.S. Dollars and are subject to change by mutual consent. Prices were agreed by the parties based on (i) the specifications, (ii) the projected volumes and run rates and other assumptions agreed by the parties and (iii) shipment FCA Sanmina’s facility of manufacture (Incoterms 2010). Prices specifically exclude (1) export licensing of the Product and payment of broker’s fees, duties, tariffs or other similar charges, (2) taxes (other than those based on the net income of Sanmina); and (3) tooling or non-recurring expenses. Payment terms for Products are net thirty (30) days after the date of the invoice which shall not be issued prior to shipment of such Product, provided that if Customer has no credit from Sanmina, such payment shall be made upon shipment (but subject always to receipt of invoice). Customer shall pay Sanmina in advance for its Component Liability and Customer acknowledges that Sanmina will not place any orders for Components until such time as Sanmina has received the advance payment in full from Customer to cover its Component Liability. It is clarified that Component Liability pre-paid by Customer for any Product shall be deducted from the Price payable for such Product.

3. Customer may also provide Sanmina with forecasts for future requirements of Products (“Forecasts”). Provided that Sanmina has received an advanced payment from Customer to cover its Component Liability in full, Sanmina will procure the quantity and type of Components necessary to manufacture the quantities of Product set forth in the Order and Forecast in accordance with its standard material ordering policies available at www.sanmina-sci.com (“Policies”), and agrees to be financially responsible for all Components ordered in accordance with the Policies. Customer guarantees the obligations of each of its subsidiaries or affiliates that places Orders or Forecasts pursuant to this LOA, and agrees to be jointly liable for all such obligations.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

4. Sanmina warrants that, for a period of one year from the date of manufacture of the Product, the Product will be free from defects in workmanship. Products shall be considered free from defects in workmanship if they are manufactured in accordance with the most current version of IPC-A-600 or IPC-A-610. Sanmina shall, at its option and at its expense (and as Customer’s sole and exclusive remedy for breach of any warranty), repair, replace or issue a credit for Product found to have defective workmanship during the warranty period. In addition, Sanmina will administer and pass through to Customer (to the extent that they are transferable) manufacturers’ Component warranties and manage such warranties on Customer’s behalf, but does not independently warrant Components. THE SOLE REMEDY UNDER THIS WARRANTY SHALL BE THE REPAIR, REPLACEMENT, OR CREDIT FOR DEFECTS AS STATED ABOVE. THIS WARRANTY IS THE SOLE WARRANTY GIVEN BY SANMINA AND IS IN LIEU OF ANY OTHER WARRANTIES EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, NON INFRINGEMENT, AND FITNESS FOR A PARTICULAR PURPOSE, EACH OF WHICH IS SPECIFICALLY DISCLAIMED. Compliance with “RoHS”, “REACH” and other environmental legislation worldwide shall be as separately agreed by the parties.

5. Customer may terminate this LOA or cancel an Order hereunder upon written notice to Sanmina. Sanmina will make commercially reasonable efforts to return Components to vendors (provided that Sanmina shall not be so obligated for Components which have a line item value of less than $1000). Termination for Cause: either party may terminate this LOA or an Order for default if the other party materially breaches and has not cured within thirty (30) days after the defaulting party is notified in writing of the material breach. Cure period for payment-related breaches shall be five (5) business days from receipt of notice. Termination Based on other than Sanmina Breach: if this LOA or an Order is terminated by Customer for any reason other than a breach by Sanmina (including but not limited to a force majeure or termination for convenience), Customer shall pay Sanmina: (1) the Order price for all finished Product existing at the time of termination; (2) Sanmina’s cost (including labor, Components, and mark-up on Components and labor as set forth in Appendix A hereto) for work in process; and (3) Component inventory pursuant to Section 3 above. Termination Based on Sanmina’s Breach: if Customer terminates this LOA or cancels an Order as a result of an uncured breach by Sanmina, Customer shall pay (1) the Order price for finished Product at the time of termination; (2) Sanmina’s cost (including labor, Components) for work in process; and (3) Component inventory pursuant to Appendix A hereto and Section 3 excluding Sanmina markup or acquisition cost on Components relating to such uncured breach. Sanmina remains liable to Customer for damages pursuant to this LOA. Customer shall be responsible for Sanmina’s documented cost to perform Customer-authorized non-recurring engineering or associated program duties. Provided that the Customer has no outstanding receivable, upon termination, Sanmina will deliver to Customer all Products and Components. Further, upon termination Sanmina will promptly deliver to Customer any and all documentation and other property owned by Customer or for which Customer has paid under this LOA.

6. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR SPECIAL DAMAGES, OR ANY DAMAGES WHATSOEVER RESULTING FROM LOSS OF USE, DATA OR PROFITS, EVEN IF SUCH OTHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. FOR THE PURPOSE OF THIS SECTION, BOTH LOST PROFITS AND DAMAGES RESULTING FROM VALUE ADDED TO THE PRODUCT BY CUSTOMER SHALL BE CONSIDERED CONSEQUENTIAL DAMAGES. IN NO EVENT SHALL SANMINA’S LIABILITY FOR A PRODUCT (WHETHER ASSERTED AS A TORT OR CONTRACT CLAIM) EXCEED THE AMOUNTS PAID TO SANMINA FOR SUCH PRODUCT HEREUNDER. IN NO EVENT SHALL EITHER PARTY’S LIABILITY FOR ALL CLAIMS ARISING OUT OF OR RELATING TO THIS LOA EXCEED THE LESSER OF EITHER $[***] OR [***] PERCENT ([***]%) OF THE TRAILING

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

12 MONTHS OF REVENUE FOR PRODUCT PAID FOR UNDER THIS LOA (THE “CAP”). THESE LIMITATIONS SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. THE CAP SHALL NOT APPLY TO LIMIT (i) CUSTOMER’S OBLIGATIONS HEREUNDER FOR TERMINATION/CANCELLATION PAYMENTS, AND (ii) THERE SHALL BE NO LIMITATIONS UNDER THIS SECTION ON A PARTY’S INDEMNIFICATION OBLIGATIONS. THE LIMITATIONS SET FORTH IN THIS SECTION SHALL APPLY WHERE THE DAMAGES ARISE OUT OF OR RELATE TO THIS LOA.

7. Sanmina shall promptly indemnify, defend, and hold Customer and its affiliates, shareholders, directors, officers, employees, contractors, agents, and other representatives harmless from all third party demands, claims, actions, causes of action, proceedings, suits, assessments, losses, damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including fees and disbursements of counsel) of every kind (collectively, “Claim(s)”) (a) based upon personal injury or death or injury to property (other than damage to the Product itself, which is handled in accordance with Sanmina’s warranty) to the extent caused by the negligent or willful acts or omissions of Sanmina or its officers, employees, subcontractors or agents and/or (b) arising from or relating to any actual or alleged infringement, misappropriation, or alleged violation of any intellectual property rights relating to Sanmina’s manufacturing processes.

8. Customer shall promptly indemnify, defend, and hold Sanmina harmless from and against every Claim (a) based upon personal injury or death or injury to property to the extent caused by the negligent or willful acts or omissions of Customer or its officers, employees, subcontractors, or agents, (b) arising from or relating to any actual or alleged infringement, misappropriation or alleged violation of any intellectual property rights relating to a Product or portion of a Product, or (c) that the Product has a design defect or fails to comply with “RoHS”, “WEEE”, “REACH”’ (or other environmental legislation) where such failure was not the responsibility of Sanmina.

9. The parties hereby agree to amend the Non-Disclosure Agreement (“NDA”) entered into between the parties on April 25, 2013 such that the meaning of “Information” (as defined therein) shall also include (without derogation from any other meaning included therein) any information related to Company’s shareholders (as the terms “Company” is defined therein). The NDA (as herein amended) is hereby incorporated herein by reference. A copy of the NDA (prior to the above amendment) is annexed hereto as Appendix B.

10. Any and all intellectual property rights and other rights in and to the Products and its underlying technology, including without limitation any derivatives thereof, and including further any changes or improvements therein made following contribution by Sanmina, shall be retained by Customer at all times, and no right therein is granted to Sanmina by virtue of this LOA or otherwise.

11. This LOA and its attachments make up the entire agreement between the parties and supersede prior discussions, except for the NDA incorporated in this LOA (as amended hereby). The parties expressly reject any pre-printed terms and conditions of any Order, acknowledgment, or any other form document of either party. The terms hereof may be amended only by a writing executed by authorized representatives of the parties. This LOA will not be assigned by either party without the other party’s prior written consent except that subject to Section 3, Customer may assign its rights and obligations hereunder without the need for consent to any affiliate or successor. Customer shall be the exporter of record for all Products shipped hereunder, and shall comply with all applicable export control statutes and regulations. This LOA shall be construed in accordance with the substantive laws of California (excluding its conflicts of laws principles). The parties acknowledge and agree that the state courts of Santa Clara County or federal courts of the Northern District of California shall have exclusive jurisdiction and venue to adjudicate any and all disputes in connection with this LOA. The provisions of the United Nations Conventions on Contracts for the International Sale of Goods shall not apply to this LOA.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

ACCEPTED AND AGREED TO:

SANMINA CORPORATION		CUSTOMER

By:	/s/ Mark Kraizer	By:	/s/ Ami Kraft

Name:	Mark Kraizer	Name:	Ami Kraft

Title:	VP & General Manager	Title:	CFO

	Sanmina Israel		Argo Medical Technologies Ltd.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

LOA Appendix A

Pricing

The price model agreed between Sanmina and Argo Medical Technologies is as follows:

[***]

The price model above and the Qty of the system refers to minimum order quantities (“MOQs”) to be agreed by the parties from time to time.

Numerical Examples:

[***]

NRE Charges:

[***]

For extra engineering services Sanmina will charge [***] USD per hour.

Component Liability:

Liability for Components shall be determined between the Parties on a case-by-case basis.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

LOA Appendix B

NDA

CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT

WHEREAS, Argo Medical Technologies Ltd., having an address at Kochav Yokneam Building, POB 161, Yokneam 20692, Israel (hereinafter, together with any affiliate thereof, “Company”), possesses confidential and proprietary information, methods and technology in connection with a device and methods for overcoming impeded locomotion disability, and related devices that utilize similar principles and technology (hereinafter “Product”);

WHEREAS, Sanmina- having an address at P.O.B 102 Maa’lot 24952 Israel (hereinafter “Recipient”), desires to provide to the Company certain out sourcing services, as may be agreed in writing between the Company and Recipient form time to time (the “Services”); and

WHEREAS, the Company may disclose to Recipient from time to time, at its discretion, certain Information (as defined below) to enable Recipient to provide the Services (the “Purpose”) and,;

NOW, THEREFORE, to induce disclosure by the Company of such Information, Recipient hereby undertakes and agrees as follows (the “Undertaking”):

1. The term “Information” means any and all confidential and proprietary information of, or related to, the Company, including but not limited to any and all specifications, methods, prototypes, technology (including production technology), computer programs, and any and all records, data, methods, techniques, processes, projections, plans, marketing and/or pricing information, materials, financial statements, memoranda, analyses, notes and any other data or information (in whatever form), as well as improvements and know-how related thereto, relating to or concerning the Company, the Company’s suppliers or products, irrespective of form, but shall not include information that (i) was already known to or independently developed by the Recipient prior to its disclosure as demonstrated by reasonable and tangible evidence satisfactory to the Company; (ii) shall have appeared in any printed publication or patent or shall have become a part of the public knowledge except as a result of breach of this Undertaking by the Recipient; (iii) shall have been received by the Recipient from another person or entity having no obligation to the Company or the Company’s suppliers; or (iv) is approved in writing by the Company for release by the Recipient.

2. Recipient (i) shall treat all Information as strictly confidential, (ii) shall not disclose any Information to any other person or entity, other than Recipient’s employees, officers and directors, with a need to know who have confidentiality obligations at least as restrictive as those contained herein, without the prior written consent of the Company, (iii) shall protect the Information with at least the same degree of care and confidentiality as it affords its own confidential information, at all times exercising at least a high degree of care in such protection, and (iv) shall not use any Information in any manner except for Purpose.

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.

3. The Recipient acknowledges and agrees that the Information is and shall remain proprietary to the Company. All copies of the Information shall be returned to the Company immediately upon request without retaining copies thereof.

4. It is understood and agreed that any disclosure of Information shall not grant the Recipient any express, implied or other license or rights to patents or trade secrets of the Company, whether or not patentable, nor shall it constitute or be deemed to create a partnership, joint venture or other like engagement. Further, Recipient agrees that it shall not remove or otherwise alter any of the trademarks or service marks, serial numbers, logos, copyrights, notices or other proprietary notices, if any, fixed or attached to Information or any part thereof.

5. Neither this Undertaking nor the disclosure or receipt of Information shall constitute or imply any promise or intention by Company to receive Services from the Recipient, or any commitment by Company with respect to present or future relationship with Recipient.

6. The Recipient’s Undertakings herein shall be binding upon it and its affiliates, subsidiaries or successors and shall continue until permission is specifically granted in writing to the Recipient by the Company to release the Information.

7. Recipient acknowledges that violation of its obligations hereunder could cause the Company irreparable harm (including, but not limited to, the loss of patent rights) which could not be reasonably or adequately compensated for in damages resulting from an action of law and, therefore, that Recipient’s agreements hereunder shall be enforceable both under law or in equity, by injunction or otherwise, without the necessity of posting a bond.

8. This Undertaking shall be exclusively governed by, construed and enforced in accordance with the laws of the State of Israel, the courts of which shall have exclusive jurisdiction over any dispute hereunder. A determination that any term of this Undertaking is void or unenforceable shall not affect the validity or enforceability of any other term or condition and any such invalid provision shall be construed and enforced (to the extent possible) in accordance with the original intent of the parties as herein expressed.

IN WITNESS WHEREOF, the Recipient has executed this Undertaking on April 25 , 2013.

RECIPIENT

By:	/s/ Nir Marko

Title:	Director Business Development

Sanmina -Sci

*** Confidential treatment has been requested for redacted portions of this exhibit. This copy omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been provided separately to the Securities and Exchange Commission.